Exhibit 5.1

NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO  44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

April 4, 2014

Molycorp, Inc.

5619 Denver Tech Center Parkway

Suite 1000

Greenwood Village, Colorado  80111

Re:                             Registration Statement on Form S-3 Filed by Molycorp, Inc.

Ladies and Gentlemen:

We have acted as counsel for Molycorp, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale from time to time, on a delayed or continuous basis, by certain stockholders of the Company of up to 23,824,050 shares (the “Selling Stockholder Shares”) of the Company’s common stock, par value $0.001 per share, as contemplated by the Company’s registration statement on Form S-3 (Registration No. 333-183336) (the “Registration Statement”). The Selling Stockholder Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Selling Stockholder Shares have been authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

ALKHOBAR • AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • JEDDAH • LONDON • LOS ANGELES • MADRID MEXICO CITY • MIAMI • MILAN • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • RIYADH • SAN DIEGO SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON